VOICE ASSIST, INC.

CALLABLE WARRANT

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS. AS A CONDITION TO SALE OR OTHER TRANSFER OF THE SECURITY, THE COMPANY MAY, AT ITS OPTION, REQUIRE THE PROPOSED TRANSFEROR HEREOF TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRE FOR SUCH PROPOSED SALE OR OTHER TRANSFER..

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN

VOICE ASSIST, INC.

Callable Warrant for the Purchase

of

________ Shares of Common Stock, Par Value [$0.001]

Warrant Number: ________	____________

THIS CERTIFIES that, for value received, __________________________________________________ (together with all permitted assigns, the “Holder”) is entitled to subscribe for, and purchase from, Voice Assist, Inc., a Nevada corporation (the “Company”), upon the terms and conditions set forth herein, at any time or from time to time during the period commencing on the date immediately following the date first set forth above (the “Initial Exercise Date”) and terminating at 5:00 p.m., Pacific Standard time, on ____________, 2017 (the “Exercise Period”),

( ) shares of Common Stock,
exercisable at an exercise price per share equal to Fifty Cents ($0.50); provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Warrant, including the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified.

Each share of Common Stock issuable upon the exercise hereof shall be hereinafter referred to as a “Warrant Share.”

The Holder of this certificate shall be subject to the following call rights:

a.	The Company may require the Holder to exercise up to One-third (1/3) of the original number of shares issuable upon exercise of this Warrant (as adjusted pursuant to Section 5(g) hereof) after the Common Stock closing bid price reported by Bloomberg LP remains at an amount over One Dollar ($1.00) per share for at least ten (10) consecutive trading days and at least 100,000 shares have traded on each of such ten (10) consecutive trading days;

b.	The Company may require the Holder to exercise up to Two-thirds (2/3) of the original number of shares issuable upon exercise of this Warrant (as adjusted pursuant to Section 5(g) hereof), less any amount exercised pursuant to paragraph (a) above, after the Common Stock closing bid price reported by Bloomberg LP remains at an amount over One Dollar and Fifty Cents ($1.50) per share for at least ten (10) consecutive trading days and at least 100,000 shares have traded on each of such ten (10) consecutive trading days; and

c.	The Company may require the Holder to exercise up to 100% of the original number of shares issuable upon exercise of this Warrant (as adjusted pursuant to Section 5(g) hereof), less any amount exercise pursuant to paragraphs (a) and (b) above, after the Common Stock closing bid price remains at an amount over Two Dollars ($2.00) per share for at least ten (10) consecutive trading days and at least 100,000 shares have traded on each of such ten (10) consecutive trading days.

Each of the call conditions set forth in paragraphs a., b. and c. above is referred to hereafter as a “Call Condition”.

Notwithstanding the foregoing, at no time and under no circumstances shall any portion of this Warrant become callable hereunder unless and until all the shares issuable upon exercise hereof are registered for resale pursuant to an effective registration statement under the Securities Act of 1933, as amended.

Section 1 Exercise of Warrant.

This Warrant may be exercised during the Exercise Period, either in whole or in part, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at Voice Assist, Inc., 2 South Pointe Dr., Suite 100, Lake Forest, CA 92630, or at such other place as is designated in writing by the Company, together with a certified or bank cashier’s check, or electronic bank wire payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised.

Commencing at any time after the date on which a Call Condition is satisfied, the Company shall have the right, upon 30 days’ notice to the Holder given not later than ten (10) Trading Days after the date on which the applicable Call Condition is satisfied, (the “Redemption Notice”) to redeem the number of Warrant Shares specified in the applicable Call Condition at a price of $.01 per Warrant Share (the “Redemption Price”), on the date set forth in the Redemption Notice, but in no event earlier than 30 days following the date of the receipt by the Holder of the Redemption Notice (the “Redemption Date”). The Holder may exercise this Warrant at any time (in whole or in part) prior to the Redemption Date. Any portion of this Warrant that is subject to the applicable Call Condition which is not exercised by 5:30 p.m. (Pacific time) on the Redemption Date shall no longer be exercisable and shall be returned to the Company (and, if not so returned, shall automatically be deemed canceled), and the Company, upon its receipt of the unexercised portion of this Warrant, shall issue therefore in full and complete satisfaction of its obligations under such called but unexercised portion of this Warrant to the Holder an amount equal to the number of shares of Common Stock called but remaining unexercised multiplied by the Redemption Price. The Redemption Price shall be mailed to such Holder at its address of record, and the Warrant shall be canceled.

The Company shall undertake the registration of the shares of Common Stock issuable upon exercise hereof upon the issuance of this Warrant pursuant to the Registration Rights Agreement in the form of Annex C included in the Subscription Booklet.

Section 2 Rights Upon Exercise; Delivery of Securities and

Delivery of Securities Upon Exercise.

Upon each exercise of the Holder’s rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the transfer books of the Company shall then be closed or certificates representing the Warrant Shares with respect to which this Warrant was exercised shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a Warrant evidencing the right of the Holder to purchase the balance of the aggregate number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder within 3 business days from the delivery to the Company of the Election to Exercise form, surrender of the Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder prior to the issuance of such shares, have been paid.

Section 3 Registration of Transfer and Exchange.

Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the “Warrant Register”) as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her, or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act and the rules and regulations thereunder.

Section 4 Reservation of Shares.

The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company represents that all shares of Common Stock issuable upon exercise of this Warrant are duly authorized and, upon receipt by the Company of the full payment for such Warrant Shares,will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof and will not be issued in violation of any preemptive or similar rights of Stockholders.

Section 5 Adjustments.

(a) In the event that the Company shall at any time after the Initial Exercise Date: (i) declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock into a greater number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price per Warrant Share in effect at the time of the record date for the determination of Stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable.

(b) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(c) In any case in which this Section 5 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares issuable upon such exercise on the basis of the number of shares of Common Stock in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

(d) Whenever there shall be an adjustment as provided in this Section 5, the Company shall within fifteen (15) days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer’s certificate setting forth the number of Warrant Shares issuable and the Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer’s certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

(e) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the average closing sale price (or average of the closing bid and asked prices, if closing sale price is not available) of Common Stock for the ten (10) trading days ending on and including the date of exercise of this Warrant.

(f) No adjustment in the Exercise Price per Warrant Share shall be required if such adjustment is less than One Cent ($0.01); provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(g) Upon each adjustment of the Exercise Price pursuant to Section 5 (a), the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock, calculated to the nearest one hundredth of a share, obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of this Warrant Certificate by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the new Exercise Price.

Section 6 Reclassification; Reorganization; Merger.

(a) In case of any capital reorganization, other than in the cases referred to in Section 5(a) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as “Reorganizations”), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of Warrant Shares which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto, and the Holder, with respect to this Warrant, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash, or other property as such Holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease, orconveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise this Warrant shall terminate thirty (30) days after the Company gives written notice to the Holder that such sale or conveyance or other transfer has been consummated.

(b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder of this Warrant shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

(c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

Section 7 Notice of Certain Events.

In case at any time the Company shall propose:

(a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

(b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

(c) to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 7; or

(d) to effect any liquidation, dissolution, or winding-up of the Company; or

(e) to take any other action which would cause an adjustment to the Exercise Price per Warrant Share;

then, and in any one or more of such cases, the Company shall give written notice thereof by registered mail, postage prepaid, to the Holder at the Holder’s address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to: (1) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (2) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (3) the date of such action which would require an adjustment to the Exercise Price per Warrant Share.

Section 8 Charges and Taxes.

The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 9 Legend.

Until sold pursuant to the provisions of Rule 144 or an effective registration statement, the Warrant Shares issued on exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates representing the Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

Section 10 Loss; Theft; Destruction; Mutilation.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of this Warrant if mutilated), and upon receipt by the Company of reasonably satisfactory indemnification, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

Section 11 Stockholder Rights.

The Holder of this Warrant shall not have, solely on account of such status, any rights of a Stockholder of the Company, either at law or in equity, or to any notice of meetings of Stockholders or of any other proceedings of the Company, except as provided in this Warrant.

Section 12 Governing Law; Venue.

This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law. Venue for any legal action hereunder shall be the federal courts of the U.S. located in the City of Los Angeles, California.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first above written.

Company:

VOICE ASSIST, INC.

By: _______________________________

Michael D. Metcalf, CEO

 [Seal]

__________________________

Secretary

ELECTION TO EXERCISE

To: Voice Assist, Inc.

2 South Pointe, Suite 100

Lake Forest, CA 92630

The undersigned hereby exercises his, her, or its rights to purchase shares of Common Stock, $0.001 par value per share (“the Common Stock”), of Voice Assist, Inc., a Nevada corporation (the “Company”), covered by the within Warrant and tenders payment herewith in the amount of [__________________________________________________________] Dollars ($_________________________) in accordance with the terms thereof, and requests that certificates for the securities constituting such shares of Common Stock be issued in the name of, and delivered to:

(Print Name, Address, and Social Security or Tax Identification Number)

and, if such number of shares of Common Stock shall not constitute all such shares of Common Stock covered by the within Warrant, that a new Warrant for the balance of the shares of Common Stock covered by the within Warrant shall be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: _________________________________	Name ____________________________________
(Print)

Address:	____________________________
____________________________
	____________________________	______________________________
(Signature)